Exhibit 10.1

NINTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 18, 2007 (this “Amendment”), is by and among Edwards Lifesciences Financing LLC, a Delaware limited liability company (“Seller”), Edwards Lifesciences LLC, a Delaware limited liability company (“Servicer”), Variable Funding Capital Company LLC, a Delaware limited liability company (“VFCC”) as assignee of Blue Ridge Asset Funding Corporation, the liquidity banks from time to time party to the Liquidity Agreement (the “Liquidity Banks;” together with VFCC, the “Purchasers”) and Wachovia Bank, National Association, as agent for the Purchasers (the “Agent”), and pertains to the Receivables Purchase Agreement dated as of December 21, 2000 amongst the parties hereto (as heretofore and hereby amended, the “Purchase Agreement”).  Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

PRELIMINARY STATEMENTS

WHEREAS, the Seller wishes to make certain amendments to the Purchase Agreement; and

WHEREAS, the Agent and the Purchasers are willing to agree to such amendments.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments.  The Purchase Agreement is hereby amended as follows:

(a)           The definition of “Liquidity Termination Date” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Liquidity Termination Date” means the earlier to occur of (a) September 16, 2008, and (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

(b)           The definition of “Required Reserve Factor Floor” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 10.0% plus (b) the product of the Adjusted Dilution Ratio and Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

2.            Representations and Warranties.  In order to induce VFCC and the Agent, on behalf of the other Purchasers, to enter into this Amendment, each of the Seller Parties hereby represents and warrants to VFCC and the Agent, on behalf of the other Purchasers, as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Purchase Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

(c) As of the date hereof, no event has occurred and is continuing that will constitute an Amortization Event or an Unmatured Amortization Event.

3.            Conditions Precedent.  This Amendment shall become effective as of the date first above written upon:

(a)           execution and delivery to the Agent of a counterpart hereof by each of the parties hereto, and

(b)           execution and delivery to the Agent of a counterpart of a seventh amended and restated Fee Letter by each of the parties thereto, and payment to the Agent of any fees due and owing on the date hereof.

4.            Miscellaneous.

(a)           CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c)           Ratification of Purchase Agreement.  Except as expressly amended hereby, the Purchase Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

EDWARDS LIFESCIENCES FINANCING LLC

By:	/s/	Thomas M. Abate
Name:		Thomas M. Abate
Title:		Corporate Vice President, Chief Financial Officer and Treasurer

EDWARDS LIFESCIENCES LLC

By:	/s/	Thomas M. Abate
Name:		Thomas M. Abate
Title:		Corporate Vice President, Chief Financial Officer and Treasurer

VARIABLE FUNDING CAPITAL COMPANY LLC

BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY IN FACT

By:	/s/	Douglas R. Wilson, Sr.
Name:		Douglas R. Wilson, Sr.
Title:		Director

WACHOVIA BANK, NATIONAL ASSOCIATION, AS A LIQUIDITY BANK AND AS AGENT

By:	/s/	Elizabeth R. Wagner
Name:		Elizabeth R. Wagner
Title:		Managing Director